1 EARNINGS PRESENTATION 3Q 2024 November 1, 2024

2 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements within the meaning of the federal securities laws, including statements relating to (i) our strategy, outlook and growth prospects, (ii) our operational and financial targets and (iii) general economic trends and trends in our industry and markets. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, difficult market and political conditions, including those resulting from supply chain difficulties, inflation, higher interest rates, a general economic slowdown or a recession; our ability to raise capital from investors for our Company, our funds and the companies that we manage; the performance of our funds and investments relative to our expectations and the highly variable nature of our revenues, earnings and cash flow; our exposure to risks inherent in the ownership and operation of infrastructure and digital infrastructure assets, including our reliance on third-party suppliers to provide power, network connectivity and certain other services to our managed companies; our exposure to business risks in Europe, Asia, Latin America and other foreign markets; our ability to increase assets under management and expand our existing and new investment strategies while maintaining consistent standards and controls; our ability to appropriately manage conflicts of interest; our ability to expand into new investment strategies, geographic markets and businesses, including through acquisitions in the infrastructure and investment management industries; the impact of climate change and regulatory efforts associated with environmental, social and governance matters; our ability to maintain effective information and cybersecurity policies, procedures and capabilities and the impact of any cybersecurity incident affecting our systems or network or the system and network of any of our managed companies or service providers; the ability of our portfolio companies to attract and retain key customers and to provide reliable services without disruption; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the general volatility of the securities markets in which we participate; the market value of our assets and effects of hedging instruments on our assets; the impact of legislative, regulatory and competitive changes, including those related to privacy and data protection and new Securities and Exchange Commission (“SEC”) rules governing investment advisers; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; our understanding of and ability to successfully navigate the competitive landscape in which we and our managed companies operate; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the SEC. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. While the Company believes that the portfolio companies of its funds or investment vehicles will offer services to support companies engaged in artificial intelligence development and related products ("AI Technologies"), AI Technologies and their current and potential future applications, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of current or future technology needs and the risks related thereto. The risk exists that portfolio companies' current technology infrastructure, systems, or products may become obsolete or less competitive due to the emergence of new technologies, innovations, or industry standards. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or any investment vehicle managed or advised thereby. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially. The appendices herein contain important information that is material to an understanding of this presentation, including information regarding certain non-GAAP financial measures, and you should read this presentation only with and in context of the appendices.

3 DBRG REPORTS THIRD QUARTER 2024 RESULTS Boca Raton, November 1th, 2024 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the third quarter ended September 30, 2024. The Company reported third quarter 2024 total revenues of $76 million, GAAP net loss attributable to common stockholders of $1 million, or $0.01 per share, and Distributable Earnings of $11 million, or $0.06 per share. Common and Preferred Dividends On October 25, 2024, the Company’s Board of Directors declared a cash dividend of $0.01 per common share to be paid on January 15, 2025 to shareholders of record at the close of business on December 31, 2024; and declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share, which will be paid on January 15, 2025 to the respective stockholders of record on January 10, 2025. Third Quarter 2024 Conference Call The Company will conduct an earnings conference call and presentation to discuss the third quarter 2024 financial results on Friday, November 1, 2024, at 8:00 a.m. Eastern Time (ET). The earnings presentation will be broadcast live over the Internet and a webcast link can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471. For those unable to participate during the live call, a replay will be available starting Friday, November 1, 2024, at 1:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13739028. International callers should dial (412) 317-6671 and enter the same conference ID number. DigitalBridge continued to deliver peer- leading growth in fee revenues and fee- related earnings this quarter as our investment platform levered to AI infrastructure continues scaling. We are seeing a noticeable uptick in institutional investor intent to allocate capital to digital infrastructure, positioning DigitalBridge to meet our fundraising targets for the year. While the timing and composition of these commitments will shift some of their recurring fee impact into 2025, the capital is fueling our ongoing investments in the data center and tower verticals, which continue building value for DBRG shareholders across the AI infrastructure ecosystem. Marc Ganzi Chief Executive Officer “ ”

4 Net loss attributable to common stockholders was $0.9 million in Q3 2024, and $0.01 per share (basic and diluted) GAAP FINANCIAL RESULTS (In thousands, except per share data, unaudited) 3Q23 3Q24 Revenues Fee revenue $ 65,240 $ 76,582 Carried interest allocation (reversal) 168,891 (15,799) Principal investment income 17,943 9,955 Other income 10,629 5,387 Total revenues 262,703 76,125 Expenses Compensation expense—cash and equity-based 53,116 43,426 Compensation expense—incentive fee and carried interest allocation (reversal) 72,865 (8,474) Administrative and other expenses 17,741 27,193 Interest expense 5,518 4,129 Transaction-related costs 896 1,771 Depreciation and amortization 9,319 8,227 Total expenses 159,455 76,272 Other income (loss) Other gain (loss), net 256,439 47,927 Income (loss) from continuing operations before income taxes 359,687 47,780 Income tax benefit (expense) (59) (887) Income (loss) from continuing operations 359,628 46,893 Income (loss) from discontinued operations (80,851) 1,439 Net income (loss) 278,777 48,332 Net income (loss) attributable to noncontrolling interests: Redeemable noncontrolling interests 132 580 Investment entities (17,746) 34,024 Operating Company 19,918 (50) Net income (loss) attributable to DigitalBridge Group, Inc. 276,473 13,778 Preferred stock dividends 14,645 14,661 Net income (loss) attributable to common stockholders $ 261,828 $ (883) Net income (loss) attributable to common stockholders per common share—basic $ 1.60 $ (0.01) Net income (loss) attributable to common stockholders per common share—diluted $ 1.51 $ (0.01)

5 AGENDA BUSINESS UPDATESE CT IO N 1 FINANCIAL RESULTSSE CT IO N 2

6 1 BUSINESS UPDATE

7 BUSINESS UPDATE (1) Inclusive of all fee-earning capital committed to DigitalBridge managed investment vehicles in 2024 YTD, measured as of October 31, 2024. (2) Closing of transactions remains subject to satisfaction of customary conditions precedent, and there can be no assurance that these investments will be completed in the timeframe anticipated or at all. Acquisitions of Verizon towers, Yondr and JTOWER to be made through DigitalBridge managed funds. KEY UPDATES Financial Metrics Continue on Strong Growth Trajectory • Management Fee Revenues increased 16% YoY on higher FEEUM • Fee-Related Earnings (FRE) increased 42% YoY with margins expanding to 34%, up 600bps, as DBRG continues to scale Set to Exceed Our $7 Billion Annual Fundraising Target • $6.1 billion YTD(1) in committed FEEUM, on pace to exceed our 2024 capital formation targets with end-of- year commitments still to be finalized • Timing and composition of commitments will shift recurring FRE impact into 2025 $$$ Strong management fee and FRE growth and accelerating capital formation offset timing on FRE activation. Continued active deployment across AI infrastructure ecosystem with investments in data center and tower verticals. Note: Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. There is no guarantee that fundraising targets will be met by targeted timeline. Continued Investment Activity Across AI Infrastructure Ecosystem(2) • Data center investments including acquisition of global hyperscaler Yondr and $2B co-investment led by Aus Super to fuel growth at DataBank • Signature tower investments including Vertical Bridge acquisition of Verizon US tower portfolio for $3B and acquisition of JTOWER, first independent towerco in Japan

DBRG IS SET TO MEET OUR $7 BILLION CAPITAL FORMATION TARGET

Through October 31st, DigitalBridge has raised $6.1 billion in FEEUM on a YTD basis, 13% ahead of the prior year over the same period and is on pace to meet its $7 billion target with end-of-year commitments still to be finalized.



DBP Series
Core, Credit, Liquid
Co-Invest
$1.1B
$0.1
$0.4
$0.6
$2.3B
$0.3
$0.6
$1.4
$4.2B
$1.6
$0.8
$1.9
$1.9
billion in the last 30 days
$6.1B
$3.1
$0.8
$2.3
$5.4B
YTD '23(1)
$7B
$6.9B
FY '23
<$1B
2 months to go
1Q24
2Q24
3Q24
YTD Oct 2024
2024 Target

4Q FUNDRAISING DRIVERS

- **Co-Invest**, $1.5B+, prioritizing capital to fuel data center platform expansions
  - DataBank - Aus Super
  - Private wealth channel – additional data center sidecar commitments
- **DBP Series**, $0.4B+, continuing commitments to flagship strategy
- **Core, Credit, Liquid**, $0.2B+, DigitalBridge Credit year-end commitments and Liquid strategy additions

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis and there is no guarantee that fundraising targets will be met by targeted timeline.

(1) Inclusive of all capital committed to DigitalBridge managed investment vehicles in 2024 YTD, measured as of November 1, 2023.

DIGITALBRIDGE
8

ACCELERATING CAPITAL FORMATION

- As private markets thaw, noticeable uptick in fundraising pipeline and deal activity as we finalize 2024 and look forward to 2025.
- 4Q fundraising expected to reach $3.0 billion, with $1.9 billion already committed as of Oct'24. When activated, recurring fees will benefit future periods.
- Investor **INTENT** meets **CAPABILITY** as desire to own 'picks and shovels' of AI infrastructure builds at same time a growing LP base has dedicated more capacity to the sector.

DIGITALBRIDGE

BUILDING INTO A STRONG FINISH FOR 2024

($ in Billions, represents cumulative fundraising)


High confidence
~$3.0B
$7.0B+
$7.0B
Target
$6.1B YTD*
$1.9B
Last 30
days
+$1.8B
$4.2B
+$1.2B
$2.3B
$1.1B
1Q24 YTD
2Q24 YTD
3Q24 YTD
4Q24E

* YTD 2024 through October 31, 2024

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis and there is no guarantee that fundraising targets will be met by targeted timeline.

9

GLOBAL PLATFORM WITH EXPANDING INVESTOR BASE

Global, multi-strategy capital formation taps an investor pipeline of over 400 engaged LPs. We continue to dedicate additional resources to the private wealth opportunity, where we expect to raise $1B+ in 2024.

~$3B in 4Q24 Expected Capital Formation - $1.9B Closed to Date

Diversified global LP base, with strong participation from traditional North American and growing APAC geos, Europe starting to pickup and MENA has already contributed significant capital

Geographic



APAC
North America
MENA
EUR

PROJECTED ADDITIONAL 2024 COMMITMENTS

Product Type



Credit
DBP Series
Data Center Sidecar
Co-invest

Strong participation from existing LPs signals, with new LPs representing growing %, expect 40% by fund close

LP Conversion



25%
New Logos
75%
Reups

Growing Private Wealth Channel

Dedicated leadership



Andrew Cocks
Head of Global Wealth Solutions at DigitalBridge

- Led sales and business strategy for KKR's Private Wealth Partners (EMEA) and distributed KKR's funds to top wealth management platforms.
- 15 years of industry experience - Blackstone, Lyxor, Goldman Sachs

Dedicated Products

Data Center 'Sidecar' raising capital primarily via **Private Wealth** channel, expect **over $1 Billion**

Direct-invest vehicle of diversified and highly curated portfolio of leading data center platforms

INVESTMENT	SECTOR	REGION
VANTAGE	Hyperscale / Public Cloud	United States / Canada
VANTAGE	Hyperscale / Public Cloud	EMEA
switch	Private Cloud	United States
DATA BANK	Cloud Edge	United States

Private Wealth Channel – Multi-Billion Opportunity

DIGITALBRIDGE Note: There is no guarantee that fundraising targets will be met by expected timelines. Actual amount may be higher or lower than targets. Diversification does not ensure a profit or guarantee against loss.

10

CONTINUED INVESTMENT ACTIVITY ACROSS AI INFRASTRUCTURE ECOSYSTEM

DigitalBridge continues to reinforce its position as a leader in digital infrastructure globally, announcing transactions to establish two new signature platforms in addition to ongoing investment and growth in existing portfolio companies

SEPTEMBER 30*

verticalbridge verizon



TOWERS

$3.3B

Transaction Value

VB to operate and manage 6,339 towers

OCTOBER 15*

DATABANK AustralianSuper



EDGE DATA CENTERS

$2.0B

Equity Raise

Led by $1.5 Billion investment from AustralianSuper

OCTOBER 21*

JTOWER



TOWERS

7,700

Towers

Largest Independent Tower Company in Japan

OCTOBER 28*

yondr



HYPERSCALE DATA CENTERS

1 GW+

Potential Capacity

Current Leased Capacity 420 MW

*Date Announced

Note: Closing of transactions remains subject to satisfaction of customary conditions precedent, and there can be no assurance that the transactions described above will be completed in the timeframe anticipated or at all. Acquisitions of Verizon towers, Yondr and Jtower to be made through DigitalBridge managed funds.

DIGITALBRIDGE

11

12 2 FINANCIAL UPDATE

13 THIRD QUARTER 2024 HIGHLIGHTS & KPIs Financial Highlights DBRG key metrics for the quarter ended September 30, 2024:  Fee Revenue of $76.7 million, up 16% year-over-year, driven by higher FEEUM.  Fee Related Earnings of $26.2 million, up 42% year-over-year as FRE margin expanded from 28% to 34%.  Distributable Earnings of $10.7 million, down year-over-year as DBRG realized significant carried interest in the prior year. Capital Metrics  Fee Earning Equity Under Management (FEEUM) of $34.1 billion, up 14% year-over-year.  New Capital Formation of $1.8 billion in 3Q24, driven by continuing commitments to latest DBP Series and co-invest.  Run-Rate Fee Revenue of $326 million as of September 30, 2024. Corporate  Liquidity as of September 30, 2024 was $427 million, including full availability of $300 million VFN.  Capital Allocation included funding of GP commitments during the quarter of $27 million, primarily to DBP III.  Common Stock Dividend of $0.01 per share declared for third quarter of 2024. Unless otherwise denoted as GAAP financial results, reference to Fee Revenue throughout this presentation refers to FRE Fee Revenue.

FINANCIAL TARGETS – REVISED YEAR END GUIDANCE RANGE

Fee revenue and FRE growth figures for 2024 are compelling, however, the composition and timing of capital formation is expected to result in lower 'in-period' FRE for 2024, driven by lower catch-up fees and delayed activation of fee revenues.

(Delayed) Fundraising Success

Co-Invest
Driven by outsized demand for data center exposure and a newly established private wealth channel, we believe co-invest fundraising is expected to drive DBRG to exceed our capital formation targets for 2024

Flagship Strategy
Selected commitments for our latest flagship strategy, which raised $400M+ in the last 30 days, are expected to rollover into 2025.

Financial Impacts

Composition Impact – Lower DBP Series, Higher Co-Invest
Higher share of capital commitments from co-invest vehicles which do not generate catch-up fees like DBP series

Timing Impact
Capital commitments closing later in year than originally projected. Combined with composition impact (above) generates lower 'in-period' FRE.

2025 Impacts
Favorable catch-up fee impact as flagship DBP series capital formation shifts into 2025, improving DBRG YoY revenue and earnings growth profile

	2023	2024 Guide	Current (9/30/24)	2024 Update	Growth YoY
FEEUM	$32.8B	$36-38B	$34.1B	$35-37B	+7 - 13%
New Capital Formation	$6.9B	$7.0B	$4.2B YTD	No change	-
Financials					
Fee Revenue	$267M	$335-360M	$303M LTM	$305-320M	+14 - 20%
Fee Related Earnings	$82M	$150-168M	$98M LTM	$100-110M	+22 - 34%

Note: There can be no assurance that actual amounts will not be materially higher or lower than these expectations. Readers should refer to the discussion in the Cautionary Statement Regarding Forward-Looking Statements section at the beginning of this presentation. The Company undertakes no obligation to provide updated projections on a quarterly or other basis.

DIGITALBRIDGE

14

15 $1.3 $1.9 $0.6 $0.8 $0.5 $1.6 FEEUM GROWTH DRIVEN BY ORGANIC FUNDRAISING Fee-Earning Equity Under Management (FEEUM) increased $4.2B, or 14% YoY, to $34.1B as of September 30, 2024, driven by organic capital formation at the DBP Series, Co-Invest, and Credit strategies. During the third quarter, DBRG closed new capital commitments for $1.8B. DBP Series Co-Invest Separately Capitalized Portcos Core, Liquid, Credit NEW CAPITAL FORMATIONFEEUM InfraBridge +14% YoY Growth ($ in Billions) ($ in Billions) (1) Inclusive of all capital committed to DigitalBridge managed investment vehicles, measured as of June 30, 2024 and September 30, 2024, respectively. 3Q24(1) $4.2 1H24(1) $2.3 +1.8B $11.3 $13.9 $14.7 $8.5 $9.5 $10.1 $5.1 $5.2 $5.1 $2.4 $1.2 $1.2 $2.6 $2.9 $3.0 $29.9 $32.7 $34.1 2Q24 3Q243Q23

NON-GAAP FINANCIAL RESULTS

- **Fee Related Earnings** of $26.2 million, with FRE margin at 34% in Q3 2024
- **Distributable Earnings** of $10.7 million in Q3 2024

($ in millions)	3Q23	3Q24	% Change YOY	3Q23 LTM	3Q24 LTM	% Change YOY
Fee Revenue	$66.1	$76.7	+16%	$238.0	$302.5	+27%
Cash Compensation	($34.3)	($33.8)	(2)%	($119.0)	($137.5)	+16%
Administrative and Other Expenses	($13.4)	($16.7)	+25%	($55.9)	($66.9)	+20%
Fee Related Earnings ("FRE")[(1)(2)]	**$18.4**	**$26.2**	**+42%**	**$63.1**	**$98.1**	**+55%**
Realized Carried Interest and Incentive Fees, net[(3)]	27.9	—	n/a	40.3	0.3	(99)%
Realized Principal Investment Income (Loss)[(4)]	2.0	2.1	+7%	10.4	14.1	+36%
Other Income (Expense)[(5)]	3.7	1.5	(56)%	11.8	10.0	(15)%
Interest Expense and Preferred Dividends	(19.3)	(18.2)	(5)%	(82.9)	(73.8)	(11)%
Income Tax Benefit (Expense)	(0.1)	(0.9)	+1,403%	(34.3)	1.8	n/a
Distributable Earnings ("DE")[(2)]	**$32.6**	**$10.7**	**(67)%**	**$8.4**	**$50.5**	**+502%**
FRE Margin	28%	34%		27%	32%	
FRE Per Share	$0.10	$0.14		$0.36	$0.54	
After-tax DE Per Share	$0.19	$0.06		$0.05	$0.28	

(1) Beginning in 2024, FRE is reported on a Company-wide basis which includes corporate costs, and is different from Investment Management segment FRE reported prior to 2024

(2) FRE and DE are presented at the Operating Company level, which is net of amounts attributed to noncontrolling interests

(3) Presented net of expense allocations and includes incentive fees subject to realization events

(4) DE included distributions from a portfolio company in the former operating segment prior to 2024

(5) Other Income (Expense) includes: interest, dividend and other income, placement fees and other expenses, and where applicable, FRE related to new strategies ("Start-Up FRE")

DIGITALBRIDGE

16

CARRIED INTEREST & PRINCIPAL INVESTMENT INCOME

- **Net carried interest reversal** of $7.7 million in Q3 2024
- **Net principal investment income** of $6.5 million in Q3 2024

Carried Interest ($ in millions)	3Q23	3Q24	% Change YOY	3Q23 LTM	3Q24 LTM	% Change YOY
Unrealized Carried Interest Allocation (Reversal)	$141.0	($15.8)	n/a	$312.9	$433.6	39%
Realized Carried Interest Allocation	27.9	—	n/a	57.4	0.1	(100)%
Carried Interest – Revenue (as reported on GAAP Income Statement)	168.9	(15.8)	n/a	370.3	433.7	17%
Unrealized Carried Interest Expense Allocation	(116.1)	8.1	n/a	(267.7)	(320.5)	20%
Realized Carried Interest Expense Allocation	—	—	n/a	(17.4)	(0.1)	(99)%
Carried Interest Expense Allocation[1]	(116.1)	8.1	n/a	(285.1)	(320.6)	12%
Carried Interest, Net	**$52.8**	**($7.7)**	**n/a**	**$85.2**	**$113.1**	**33%**

Principal Investment Income ($ in millions)	3Q23	3Q24	% Change YOY	3Q23 LTM	3Q24 LTM	% Change YOY
Unrealized Principal Investment Income	$17.9	$7.4	(59)%	$72.3	$109.1	51%
Realized Principal Investment Income	—	2.6	n/a	1.9	13.2	610%
Principal Investment Income (as reported on GAAP Income Statement)	17.9	10.0	(45)%	74.2	122.3	65%
Unrealized Minority Interest Allocation	(6.5)	(3.0)	(56)%	(21.4)	(5.9)	(72)%
Realized Minority Interest Allocation	—	(0.5)	n/a	—	(1.2)	n/a
Principal Investment Income Minority Interest Allocation	(6.5)	(3.5)	(48)%	(21.4)	(7.1)	(67)%
Principal Investment Income, Net	**$11.4**	**$6.5**	**(42)%**	**$52.8**	**$115.2**	**118%**

(1) Represents carried interest expense allocation presented within Compensation expense—incentive fee and carried interest allocation (reversal), Other gain (loss) and Net income (loss) attributable to noncontrolling interests—investment entities on GAAP income statement. Excludes compensation expense associated with incentive fee income.

DIGITALBRIDGE

17

18 $326M Run Rate Fee Revenue DBRG FINANCIAL PROFILE & FEEUM PROGRESSION Fee revenue and FRE growth continue migration higher, driven by new FEEUM growth on back of new capital formation and FEEUM activation. LTM Fee Revenue LTM FRE ($ in Billions) 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24 3Q24 Beginning Period Balance $22.2 $27.7 $29.1 $29.9 $32.8 $32.5 $32.7 Inflows 6.0 1.4 1.1 4.1 1.4 1.2 1.6 Outflows/Realizations (0.6) (0.1) (0.2) (1.4) (1.6) (1.0) (0.3) Market Fluctuations 0.1 0.0 (0.1) 0.1 (0.0) (0.1) 0.1 End of Period Balance $27.7 $29.1 $29.9 $32.8 $32.5 $32.7 $34.1 LTM Fee Revenue and FRE Profile(1) (2)FEEUM Roll-forward FEEUM $34.1 Future FEEUM $2.7 Run Rate FEEUM $36.8 (2) (2) (1) Latest twelve month period calculated at DBRG Share (2) As of September 30, 2024. See definition of Run Rate Fee Revenue, Future FEEUM and Run Rate FEEUM at end of this presentation $193M $214M $238M $267M $280M $292M $303M $35M $51M $63M $82M $86M $90M $98M 31% 19% 24% 27% 31% 31% 32% 1Q24 2Q24 3Q241Q23 2Q23 3Q23 4Q23

BALANCE SHEET PROFILE

Key Corporate Assets

($ in millions)	9/30/2024
GP Affiliated Investments[1]	
DBP Series	$340
DataBank and Vantage SDC	675
Other Funds & Warehoused Investments (Credit, Core, InfraBridge, Liquid, Ventures)	362
Total GP Affiliated Investments[1]	**$1,377**
Available Corporate Cash[2]	$127
Key Corporate Assets	**$1,504**
Current Liquidity (Available Corporate Cash plus VFN)	**$427**

Key Corporate Liabilities

($ in millions)	9/30/2024	Blended Avg. Cost (Per Annum)
Corporate Debt		
Securitized Notes	$300	3.9 %
Revolver (VFN; $300M Available)	—	n/a
Total Corporate Debt	**$300**	**3.9 %**
Preferred Stock	**$822**	**7.1 %**
Key Corporate Liabilities	**$1,122**	

(1) Presented at the Operating Company level, net of noncontrolling interests.
(2) Available corporate cash generally represents cash at the Operating Company after allocating cash for certain compensatory liabilities, and excludes cash held at subsidiaries of the Operating Company, including cash maintained to satisfy regulatory capital requirements in applicable foreign jurisdictions.

DIGITALBRIDGE

19

DBRG 3Q 2024: CEO TAKEAWAYS

Notable progress on fundraising and continuing to deliver strong revenue and earnings growth. DBRG remains principally focused on our long-term roadmap…scaling our leading digital infrastructure investment platform

SECOND HALF 2024 PRIORITIES	STATUS	
Continue to deliver peer-leading management fee revenue growth and operating margin expansion	⬆ (green)	Solid 3Q growth of +16% YoY in revenue and +42% in FRE, with margins expanding 600bps to 34%
Successfully form $7 billion in new FEEUM across our multi-strategy asset management platform in 2024	⬆ (green)	On track to deliver targeted capital formation with $6.1 billion committed as of 11/1, ahead of last year at the same point with just under $1 billion remaining over final two months
Accelerate FRE growth into the back half of 2024 as new equity commitments and investment solutions take effect	⬍ (yellow)	Timing of capital formation, slower than projected FEEUM activation, and roll forward of DBP series fundraising into 2025 more significant than expected, will not deliver targeted FRE in-year.
Continue to maintain a strong balance sheet and liquidity position	⬆ (green)	Cash and balance sheet stable and consistent with prior quarter
Continue to evaluate strategic M&A opportunities centered on adjacent asset managers that show immediate per share accretion	⬍ (yellow)	Continue to evaluate complementary platforms that extend DBRG strategic profile. Pipeline focused on high-quality, accretive acquisitions

LONG TERM PRIORITIES

- Deliver long-term Fee Revenue and FRE targets:
  - 2x FEEUM in 5 Yrs with margins expanding from 30s to mid-40s
- Continue building value at our portfolio companies, driving returns and carried interest
- Redeploy free cash flow into high-ROIC uses: compounding capital alongside LPs, strategic M&A, and capital structure optimization

DIGITALBRIDGE

Note: DBRG priorities are subject to change. There is no guarantee that DBRG will be able to execute on its priorities by a given timeline.

20

21 3 Q&A SESSION

22 4 SUPPLEMENTAL FINANCIAL DATA

SUMMARY FINANCIAL METRICS

($ and shares in thousands, except per share data and as noted)	2024			2023				2022
	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22
GAAP Results								
Fee revenue	$ 76,582	$ 78,605	$ 72,955	$ 74,009	$ 65,240	$ 65,742	$ 59,126	$ 44,255
Net income (loss) attributable to common stockholders	(883)	76,763	(44,288)	100,607	261,828	(22,411)	(212,473)	(19,356)
Net income (loss) attributable to common stockholders per basic share[1]	(0.01)	0.44	(0.28)	0.61	1.60	(0.14)	(1.34)	(0.12)
Common dividend per share	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01
Non-GAAP Results								
Fee Related Earnings ("FRE") Fee Revenue[2]	$ 76,664	$ 78,688	$ 72,791	$ 74,394	$ 66,058	$ 66,598	$ 60,098	$ 45,272
Fee Related Earnings[3]	26,154	25,968	19,563	26,437	18,404	21,607	15,338	7,778
FRE per basic share	0.14	0.14	0.11	0.15	0.10	0.12	0.09	0.05
Distributable Earnings ("DE")[3]	10,732	19,629	2,232	17,931	32,618	5,503	(7,430)	(22,305)
DE per basic share	0.06	0.11	0.01	0.10	0.19	0.03	(0.04)	(0.13)
Fee Earning Equity Under Management ("FEEUM") (in billions)	$ 34.1	$ 32.7	$ 32.5	$ 32.8	$ 29.9	$ 29.1	$ 27.7	$ 22.2
Balance Sheet and Capitalization								
Total assets	$ 3,542,947	$ 3,502,420	$ 3,463,816	$ 3,562,550	$ 6,872,091	$ 10,757,065	$ 10,743,429	$ 11,028,503
Total debt principal	300,000	300,000	372,422	378,422	383,082	404,222	579,022	578,922
Available corporate cash	126,760	127,260	112,948	175,195	230,300	204,508	449,368	733,382
Available corporate cash & VFN / Revolver borrowing availability	426,760	427,260	412,948	475,195	530,300	504,508	749,368	1,033,382
Perpetual Preferred Equity, $25 per share liquidation preference	821,899	821,899	821,899	821,899	821,899	821,899	827,711	827,779
Share Count								
FRE and DE weighted average basic shares and OP units outstanding[4]	186,906	185,916	176,222	175,946	175,874	173,636	173,107	173,162
Diluted shares and OP units outstanding[4]	188,040	187,218	187,998	186,406	185,943	185,506	185,243	182,907

(1) For purpose of calculating net income (loss) attributable to common stockholders per basic share, net income (loss) attributable to common stockholders is adjusted to exclude dividends attributed to unvested restricted stock and deferred stock units and divided by GAAP weighted average basic shares, which represent the weighted average number of Class A and Class B common stock outstanding during the respective quarters.

(2) FRE fee revenue represents recurring fee revenue, including incentive fees, that are not subject to realization events related to underlying fund investments, and does not give effect to elimination of fee revenue from consolidated funds.

(3) FRE and DE are presented at the Operating Company level, net of noncontrolling interests.

(4) FRE and DE weighted average basic shares and OP units outstanding are used to calculate FRE per basic share and DE per basic share, representing the GAAP weighted average basic shares outstanding, plus weighted average unvested restricted stock and OP units outstanding during the respective quarters. Diluted shares and OP units outstanding represent the same shares and units outstanding at respective quarter ends (not a weighted average), adjusted to include the effect of potentially dilutive share equivalents which are common stock issuable in connection with performance stock units, in-the-money warrants and, prior to their exchange/redemption in Q2 2024, exchangeable senior notes.

DIGITALBRIDGE

23

FEEUM, FEE RELATED EARNINGS & DISTRIBUTABLE EARNINGS

		2024			2023				2022
($ in millions)	9/30/24 Fee Rate	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22
DigitalBridge Partners I (DBP I)	1.10%	$ 3,650	$ 3,677	$ 3,687	$ 3,571	$ 3,345	$ 3,311	$ 3,180	$ 3,165
DigitalBridge Partners II (DBP II)	1.18%	6,568	6,269	6,219	6,687	7,996	7,996	7,996	7,996
DigitalBridge Partners III (DBP III)[1]	1.03%	4,530	3,973	3,230	2,671	—	—	—	—
Co-Investment Vehicles	0.45%	10,049	9,547	9,863	9,646	8,519	7,990	7,000	6,525
InfraBridge	1.13%	5,051	5,159	5,117	5,121	5,083	5,112	5,083	—
Core, Credit and Liquid Strategies	0.64%	3,047	2,862	2,895	2,703	2,591	2,383	2,248	2,036
Separately Capitalized Portfolio Companies	0.80%	1,191	1,174	1,520	2,372	2,402	2,267	2,187	2,512
Fee Earning Equity Under Management (FEEUM)	**0.87%**	**$ 34,086**	**$ 32,661**	**$ 32,531**	**$ 32,771**	**$ 29,936**	**$ 29,059**	**$ 27,694**	**$ 22,234**

($ in thousands)	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22
Fee revenue	$ 76,664	$ 78,688	$ 72,791	$ 74,394	$ 66,058	$ 66,598	$ 60,098	$ 45,272
Cash compensation	(33,774)	(35,644)	(36,893)	(31,177)	(34,316)	(31,882)	(28,579)	(24,215)
Administrative and other expenses	(16,736)	(17,076)	(16,335)	(17,296)	(14,493)	(14,274)	(17,096)	(15,922)
Start-Up FRE	—	—	—	516	1,155	1,165	915	2,643
Fee Related Earnings[2][3]	**26,154**	**25,968**	**19,563**	**26,437**	**18,404**	**21,607**	**15,338**	**7,778**
Realized principal investment income[4]	2,129	7,551	2,301	2,084	1,994	2,087	2,332	3,937
Distributed carried interest and incentive fees subject to realization events, net of associated expense allocation	—	186	99	—	27,927	—	—	12,377
Interest, dividend and other income	2,828	3,094	4,375	5,806	6,436	10,720	(94)	8,414
Interest expense and preferred dividends	(18,245)	(17,177)	(19,162)	(19,184)	(19,261)	(19,592)	(21,948)	(22,062)
Placement fee and other expenses	(1,247)	—	(3,698)	(617)	(1,668)	(5,384)	(1,045)	(1,767)
Income tax benefit (expense)	(887)	7	(1,246)	3,921	(59)	(2,770)	(1,098)	(30,341)
Start-up FRE	—	—	—	(516)	(1,155)	(1,165)	(915)	(2,643)
Warehoused tower assets—net operating income[5]	—	—	—	—	—	—	—	2,002
Distributable Earnings[3]	**$ 10,732**	**$ 19,629**	**$ 2,232**	**$ 17,931**	**$ 32,618**	**$ 5,503**	**$ (7,430)**	**$ (22,305)**

(1) Fee rate is 1.14% excluding rate reductions in effect for the twelve months following the first closing in November 2023.

(2) Beginning in 2024, FRE is reported on a Company-wide basis, consistent with the entirety of the Company's business representing a single reportable segment. In prior periods, the Company had reported Investment Management FRE, which was an FRE measure specific to its previously reported Investment Management segment. The Investment Management segment previously bore only operating costs that were directly attributable or otherwise can be subjected to a reasonable and systematic attribution to the Investment Management segment. Company-wide FRE includes all operating costs of the Company as a whole that fall within the definition of FRE.

(3) FRE and DE are presented at the Operating Company level, net of noncontrolling interests.

(4) DE included distributions from a portfolio company in the former Operating segment prior to 2024.

(5) Warehoused tower assets were acquired and consolidated in June 2022 prior to transfer to the Company's core fund and deconsolidated in December 2022.

DIGITALBRIDGE

24

FUND PERFORMANCE

Certain performance metrics for our key investment funds from inception through September 30, 2024 are presented in the table below. Excluded are funds with less than one year of performance history as of September 30, 2024, funds and separately managed accounts in the liquid strategy, co-investment vehicles and separately capitalized portfolio companies. The historical performance of our funds is not indicative of their future performance nor indicative of the performance of our other existing funds or of any of our future funds. An investment in DBRG is not an investment in any of our funds and these fund performance metrics are not indicative of the performance of DBRG.

($ in millions, as of September 30, 2024)

Fund (1)	Inception Date (2)	Total Commitments	Invested Capital (3)	Available Capital (4)	Investment Value			MOIC (7) (9)		IRR (8) (9)	
					Unrealized	Realized (5)	Total (6)	Gross	Net	Gross	Net
Value-Add											
DBP I	Mar-2018	$ 4,059	$ 4,838	$ 138	$ 6,303	$ 1,287	$ 7,590	1.6x	1.4x	14.4%	10.2%
DBP II	Nov-2020	8,286	7,409	1,380	9,059	818	9,877	1.3x	1.2x	12.6%	8.5%
Core											
SAF	Nov-2022	1,110	951	174	1,014	22	1,036	1.1x	1.1x	7.0%	4.6%
InfraBridge											
GIF I	Mar-2015	1,411	1,504	388	1,336	1,093	2,429	1.6x	1.4x	9.8%	7.3%
GIF II	Jun-2018	3,382	3,118	26	2,294	245	2,539	0.8x	0.7x	<0%	<0%
Credit											
Credit I	Dec-2022	697	428	391	346	140	486	1.1x	1.1x	13.8%	9.1%

(1) Performance metrics are presented in aggregate for main fund vehicle, its parallel vehicles and alternative investment vehicles.

(2) Inception date represents first close date of the fund, except for Credit I which is the first capital call date. The manager/general partner of the InfraBridge funds were acquired in February 2023.

(3) Invested capital represents the original cost and subsequent fundings to investments. Invested capital includes financing costs and investment related expenses which are capitalized. With respect to InfraBridge funds, such costs are expensed during the period and excluded from their determination of invested capital.

(4) Available capital represents unfunded commitments, including recallable capital.

(5) Realized value represents proceeds from dispositions that have closed and all earnings from both realized and unrealized investments, including interest, dividend and ticking fees.

(6) Total value is the sum of unrealized fair value and realized value of investments.

(7) Total investment gross multiple of invested capital ("MOIC") is calculated as total value of investments, that is realized proceeds and unrealized fair value, divided by invested capital, without giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized).

Total investment net MOIC is calculated as total value of investments, that is realized proceeds and unrealized fair value, divided by invested capital, after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized).

MOIC calculations exclude capital not subject to fees and/or carried interest, including general partner and general partner affiliate capital. MOICs are calculated at the fund level and do not reflect MOICs at the individual investor level.

(8) Gross internal rate of return ("IRR") represents annualized time-weighted return on invested capital based upon total value of investments, that is realized proceeds and unrealized fair value, without giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized). Gross IRR is calculated from the date of investment fundings (taking into account the benefit of any credit facility at the fund level) to the date of investment distributions. For unrealized investments, gross IRR assumes a liquidating distribution equal to the investment fair value, net of amounts funded through the fund's credit facility, if any. Gross IRR is calculated at the fund level and does not reflect gross IRR of any individual investor due to timing of investor level inflows and outflows, among other factors.

Net IRR is gross IRR after giving effect to allocation of management fee expense, other fund expenses and general partner carried interest (both distributed and unrealized). Net IRR is calculated at the individual investor level based upon timing and amount of fee-paying third party investor level inflows and outflows, and excludes capital not subject to fees and/or carried interest, including general partner and general partner affiliate capital.

If an investment is later syndicated to third-party investor(s), the IRRs will include cash flows associated with such syndication. This treatment with respect to syndications was implemented in fiscal year 2024 and applied on a life-to-date basis for all funds presented.

(9) Our funds generally permit us to recycle certain capital distributed to limited partners during certain time periods. The exclusion of recycled capital generally causes invested and realized amounts to be lower and MOICs to be higher than had recycled capital been included. In addition, for funds that utilize a subscription line credit facility in advance of receiving capital contributions from investors, reported IRRs may be higher or lower than if such facility had not been utilized.

DIGITALBRIDGE

25

26 ($ and shares in thousands, as of September 30, 2024) Securitized Notes - Class A-2 Term Notes Amount Outstanding $ 300,000 Interest Rate (Per Annum) 3.933 % Anticipated Repayment Date September 25, 2026 Kroll Rating BBB Revolver - Class A-1 Variable Funding Notes Maximum Available $ 300,000 Amount Outstanding $ — Interest Rate (Per Annum)(1) Adjusted 1M Term SOFR + 3.00% Fully Extended Anticipated Repayment Date(2) September 25, 2026 Liquidation Preference Shares OutstandingPerpetual Preferred Stock Series H 7.125% Cumulative Redeemable Perpetual Preferred Stock $ 209,870 8,395 Series I 7.15% Cumulative Redeemable Perpetual Preferred Stock 321,668 12,867 Series J 7.125% Cumulative Redeemable Perpetual Preferred Stock 290,361 11,614 Total Preferred Stock $ 821,899 32,876 (1) Adjusted 1-month term SOFR is equivalent to 1-month term SOFR plus 0.11448%. (2) Incorporates two one-year extension options subject to 1) either rating agency confirmation and consent of VFN noteholders or DSCR exceeding 1.75x, 2) Class A-2 term notes rating not less than BBB-, and 3) other customary conditions. Extension requires a 0.05% extension fee. First extension exercised in July 2024. CAPITALIZATION

GP AFFILIATED INVESTMENTS

($ in thousands) Consolidated	2024 3Q24	2024 2Q24	2024 1Q24	2023 4Q23	2023 3Q23	2023 2Q23	2023 1Q23	2022 4Q22
GP Affiliated Investments								
DBP Series	$ 470,937	$ 452,604	$ 446,954	$ 446,423	$ 442,991	$ 427,188	$ 395,534	$ 392,322
DataBank and Vantage SDC(1)(2)	679,335	674,900	940,854	931,004	434,666	204	206	208
Other Funds & Warehoused Investments (InfraBridge, Core, Credit, Liquid, Ventures)	443,064	399,066	400,887	390,034	438,086	431,511	476,468	308,315
Total GP Affiliated Investments—Consolidated	**$ 1,593,336**	**$ 1,526,570**	**$ 1,788,695**	**$ 1,767,461**	**$ 1,315,743**	**$ 858,903**	**$ 872,208**	**$ 700,845**
Operating Company Share								
GP Affiliated Investments								
DBP Series	$ 339,659	$ 321,917	$ 317,530	$ 313,829	$ 300,096	$ 290,782	$ 269,768	$ 267,761
DataBank and Vantage SDC(1)	674,872	670,463	678,359	668,509	434,666	204	206	208
Other Funds & Warehoused Investments (InfraBridge, Core, Credit, Liquid, Ventures)	362,675	356,055	369,170	364,879	334,818	332,222	386,527	178,015
Total GP Affiliated Investments—Net(3)	**$ 1,377,206**	**$ 1,348,435**	**$ 1,365,059**	**$ 1,347,217**	**$ 1,069,580**	**$ 623,208**	**$ 656,501**	**$ 445,984**

(1) DBRG's interest in DataBank and Vantage SDC are reflected as GP affiliated investments only upon deconsolidation of these portfolio companies in 3Q23 and 4Q23, respectively, other than DBRG's GP interest in an unconsolidated Vantage SDC fund which is reflected as a GP affiliate investment in all periods presented.
(2) On a consolidated basis, GP affiliated investments reflected the interest of two consolidated Vantage SDC funds, including the fund limited partners' interests, in 4Q23 and 1Q24, and reflect only DBRG's interest in Vantage SDC beginning 2Q24 upon deconsolidation of these funds.
(3) Presented at Operating Company level, net of noncontrolling interests. The latter represent limited partners of consolidated funds, a third-party investor and management interest in GP entities.

DIGITALBRIDGE

27

28 ($ in thousands) December 31, 2023 September 30, 2024 (Unaudited) Assets Cash and cash equivalents $ 345,335 $ 294,416 Restricted cash 4,915 4,060 Investments(1) 2,476,093 2,540,029 Goodwill 465,991 465,602 Intangible assets 103,750 81,747 Other assets 78,953 62,912 Due from affiliates 85,815 93,693 Assets of discontinued operations 1,698 488 Total assets(2) $ 3,562,550 $ 3,542,947 Liabilities Debt $ 371,783 $ 295,838 Other liabilities(1) 681,451 740,570 Liabilities of discontinued operations 153 215 Total liabilities(3) 1,053,387 1,036,623 Redeemable noncontrolling interests(4) 17,862 23,527 Stockholders’ equity 1,811,055 1,980,306 Noncontrolling interests in investment entities(4) 605,311 421,860 Noncontrolling interests in Operating Company 74,935 80,631 Total liabilities, redeemable noncontrolling interests and equity $ 3,562,550 $ 3,542,947 (1) Included in investments is carried interest of $676M and $940M while carried interest expense allocation of $357M and $522M is included in other liabilities at December 31, 2023 and September 30, 2024, respectively. (2) Includes assets held by consolidated funds: cash of $69 million and $59 million, investments of $483 million and $148 million and other assets of $0.4M and $0.9M at December 31, 2023 and September 30, 2024, respectively. (3) Includes other liabilities of consolidated funds of $64 million and $59 million at December 31, 2023 and September 30, 2024, respectively. (4) Limited partners of consolidated funds represent all of redeemable noncontrolling interests and $271 million and $49 million of noncontrolling interests in investment entities at December 31, 2023 and September 30, 2024, respectively. Remaining noncontrolling interests in investment entities largely represent carried interest expense allocation and minority interest ownership in general partner entities attributed to management and a third party investor. BALANCE SHEET

DISTRIBUTABLE EARNINGS & FEE RELATED EARNINGS

($ in thousands)	2024			2023				2022
	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22
Net income (loss) attributable to common stockholders	$ (883)	$ 76,763	$ (44,288)	$ 100,607	$ 261,828	$ (22,411)	$ (212,473)	$ (19,356)
Net income (loss) attributable to noncontrolling interests in Operating Company	(50)	5,426	(3,338)	7,627	19,918	(1,745)	(16,662)	(1,583)
Net income (loss) attributable to Operating Company	(933)	82,189	(47,626)	108,234	281,746	(24,156)	(229,135)	(20,939)
Adjustments:								
Transaction-related costs and non-core items[1]	9,541	5,344	7,556	13,449	6,515	6,611	18,277	22,135
Other (gain) loss, net[2]	(47,906)	(13,451)	6,463	2,592	(256,439)	11,739	150,921	3,514
Unrealized principal investment income	(7,308)	(7,813)	(468)	(93,534)	(17,943)	(30,409)	(3,562)	(22,302)
Unrealized carried interest, net of associated expense (allocation) reversal[3]	7,658	(75,065)	2,686	(48,338)	(24,874)	(9,974)	16,606	(26,913)
Equity-based compensation	8,828	17,641	9,214	9,795	14,340	20,691	10,770	7,610
Depreciation and amortization expense	8,227	8,097	9,167	9,104	9,319	11,353	6,875	14,129
Amortization of deferred financing costs, debt premiums and discounts	524	584	664	640	660	690	794	1,242
Preferred stock redemption (gain) loss	—	—	—	—	—	(927)	—	—
Adjustments attributable to noncontrolling interests in investment entities[4]	33,540	1,381	456	4,208	5,243	4,080	(5,902)	8,911
OP share of (income) loss from discontinued operations[5]	(1,439)	722	14,120	11,781	14,051	15,805	26,926	(5,057)
Warehoused tower assets—straight-line adjustment to lease income and expense[6]	—	—	—	—	—	—	—	(4,635)
Distributable Earnings (After Tax)[7]	**10,732**	**19,629**	**2,232**	**17,931**	**32,618**	**5,503**	**(7,430)**	**(22,305)**
Realized principal investment income[8]	(2,129)	(7,551)	(2,301)	(2,084)	(1,994)	(2,087)	(2,332)	(3,937)
Distributed carried interest and incentive fees subject to realization events, net of associated expense allocation[3]	—	(186)	(99)	—	(27,927)	—	—	(12,377)
Interest, dividend and other income	(2,828)	(3,094)	(4,375)	(5,806)	(6,436)	(10,720)	94	(8,414)
Interest expense and preferred dividends	18,245	17,177	19,162	19,184	19,261	19,592	21,948	22,062
Placement fee and other expenses	1,247	—	3,698	617	1,668	5,384	1,045	1,767
Income tax (benefit) expense	887	(7)	1,246	(3,921)	59	2,770	1,098	30,341
Start-up FRE	—	—	—	516	1,155	1,165	915	2,643
Warehoused tower assets—net operating income[6]	—	—	—	—	—	—	—	(2,002)
Fee Related Earnings[7]	**$ 26,154**	**$ 25,968**	**$ 19,563**	**$ 26,437**	**$ 18,404**	**$ 21,607**	**$ 15,338**	**$ 7,778**

(1) Transaction-related costs are expenses incurred in connection with acquisitions and unconsummated deals. Non-core items primarily include acquisition-related compensation and certain severance costs, as well as litigation and settlement-related matters. These costs are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance.

(2) Comprises (i) all unrealized gains and losses; and (ii) realized gains and losses recorded by consolidated funds or associated with non-core investments.

(3) Carried interest and incentive fees are presented net of expense allocation or reversal. The expense component is included within compensation expense—incentive fees and carried interest allocation (reversal), other gain (loss), and net income (loss) attributable to noncontrolling interests in investment entities on the GAAP income statement.

(4) Adjustments attributable to noncontrolling interests in investment entities pertain to other gain/loss attributed to limited partners of consolidated funds, and a third party investor's share of principal investment income attributed to our general partner interest in certain sponsored funds. Allocation of unrealized carried interest to management and a third party investor is netted against "unrealized carried interest, net of expense (allocation) reversal" for all periods presented (recasted for periods prior to the second quarter of 2024 when it was previously presented gross in "adjustments attributable to noncontrolling interests in investment entities").

(5) OP share of discontinued operations represents primarily operating results of portfolio companies consolidated in the former Operating segment prior to 2024, net of associated noncontrolling interests in investment entities.

(6) Warehoused tower assets were acquired and consolidated in June 2022 prior to transfer to the Company's core fund and deconsolidated in December 2022

(7) DE and FRE are presented at the Operating Company level, net of noncontrolling interests.

(8) DE included distributions from a portfolio company in the former Operating segment in 2023 and 2022.

DIGITALBRIDGE

29

RECONCILIATIONS

($ in thousands)	2024 3Q24	2024 2Q24	2024 1Q24	2023 4Q23	2023 3Q23	2023 2Q23	2023 1Q23	2022 4Q22
Fee Revenue								
GAAP Fee Revenue	$ 76,582	$ 78,605	$ 72,955	$ 74,009	$ 65,240	$ 65,742	$ 59,126	$ 44,255
Consolidated Funds[1]	82	84	471	385	818	856	972	1,017
Incentive Fees[2]	—	(1)	(635)	—	—	—	—	—
FRE Fee Revenue	**$ 76,664**	**$ 78,688**	**$ 72,791**	**$ 74,394**	**$ 66,058**	**$ 66,598**	**$ 60,098**	**$ 45,272**
Compensation Expense								
GAAP Compensation Expense—Cash and Equity-Based	$ 43,426	$ 51,661	$ 51,184	$ 49,748	$ 53,116	$ 56,557	$ 47,471	$ 41,633
Equity-Based Compensation	(8,828)	(17,641)	(9,214)	(9,795)	(14,340)	(20,691)	(10,770)	(7,610)
Compensation Expense—Incentive Fees[2]	218	1,238	185	1,583	—	619	14	—
Non-Core and Other Items[3]	(1,042)	386	(5,262)	(10,359)	(4,460)	(4,603)	(8,136)	(9,808)
FRE Cash Compensation	**$ 33,774**	**$ 35,644**	**$ 36,893**	**$ 31,177**	**$ 34,316**	**$ 31,882**	**$ 28,579**	**$ 24,215**
Administrative and Other Expenses								
GAAP Administrative and Other Expenses	$ 27,193	$ 26,508	$ 24,310	$ 27,244	$ 17,741	$ 21,505	$ 20,447	$ 34,152
Placement Fees[4]	(250)	—	(3,698)	(30)	(15)	(3,653)	—	—
Reimbursable Costs[5]	(1,980)	(3,284)	(2,143)	(6,178)	(781)	(1,139)	(1,075)	(2,155)
Non-Core and Other Items[6]	(8,227)	(6,148)	(2,134)	(3,740)	(2,452)	(2,439)	(2,276)	(16,075)
FRE Administrative and Other Expenses	**$ 16,736**	**$ 17,076**	**$ 16,335**	**$ 17,296**	**$ 14,493**	**$ 14,274**	**$ 17,096**	**$ 15,922**

(1) FRE is presented without giving effect to the elimination of fee revenue from consolidated funds to the extent such fees meet the definition of FRE.
(2) Incentive fees earned and related compensation expense are included in FRE to the extent their performance trigger is not based upon realization events related to underlying fund investments, whereas all incentive fees earned and associated compensation expense are included in DE.
(3) Non-core items include primarily acquisition-related compensation and certain severance costs, and costs reimbursable by managed funds that are presented gross under GAAP but netted against other income for purposes of FRE and DE presentation.
(4) Placement fees are excluded from FRE but included in DE.
(5) Represents costs reimbursable by managed funds that are presented gross under GAAP but netted against other income for purposes of FRE and DE presentation.
(6) Non-core items include primarily costs associated with certain litigation and settlement matters.

DIGITALBRIDGE
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31 2024 2023 2022 (shares in thousands) 3Q24 2Q24 1Q24 4Q23 3Q23 2Q23 1Q23 4Q22 FRE and DE Share Count GAAP Weighted Average Basic Shares Outstanding 171,542 170,358 161,043 160,664 160,564 158,089 158,446 158,837 Weighted Average OP Units 12,200 12,291 12,338 12,376 12,376 12,543 12,629 12,629 Weighted Average Unvested Restricted Stock 3,164 3,267 2,841 2,906 2,934 3,004 2,032 1,696 FRE and DE Weighted Average Basic Shares and OP Units Outstanding 186,906 185,916 176,222 175,946 175,874 173,636 173,107 173,162 ($ in thousands) GP Affiliated Investments Total Investments on Balance Sheet $ 2,540,029 $ 2,517,653 $ 2,488,826 $ 2,476,093 $ 1,879,981 $ 1,288,877 $ 1,226,952 $ 1,237,363 Carried Interest Allocation (940,271) (956,069) (667,943) (676,421) (506,736) (365,771) (286,517) (341,749) Non-Core Investments (6,422) (35,014) (32,188) (32,211) (57,502) (64,203) (68,227) (194,769) GP Affiliated Investments—Consolidated $ 1,593,336 $ 1,526,570 $ 1,788,695 $ 1,767,461 $ 1,315,743 $ 858,903 $ 872,208 $ 700,845 RECONCILIATIONS

32 6 APPENDIX

33 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES This presentation contains the following non-GAAP financial measures attributable to the Operating Company: Fee Related Earnings (“FRE”) and Distributable Earnings (“DE”). FRE and DE are common metrics utilized in the investment management sector. We present FRE and DE at the Operating Company level, which is net of amounts attributed to noncontrolling interests, composed largely of the limited partners' share of our consolidated funds and Wafra's share of earnings attributed to our general partner interest in certain funds. For the same reasons, the Company believes these non-GAAP measures are useful to the Company’s investors and analysts. As we evaluate profitability based upon continuing operations, these non-GAAP measures exclude results from discontinued operations. We believe the non-GAAP financial measures of FRE and DE supplement and enhance the overall understanding of our underlying financial performance and trends, and facilitate comparison among current, past and future periods and to other companies in similar lines of business. We use FRE and DE in evaluating the Company’s ongoing business performance and in making operating decisions. For the same reasons, we believe FRE and DE are useful financial measures to the Company’s investors and analysts. These non-GAAP financial measures should be considered as a supplement to and not an alternative or in lieu of GAAP net income (loss) as measures of operating performance, or to cash flows from operating activities as indicators of liquidity. Our calculation of these non-GAAP measures may differ from methodologies utilized by other companies for similarly titled performance measures and, as a result, may not be fully comparable to those calculated by our peers. Fee-Related Earnings (“FRE”): Beginning in 2024, FRE is reported on a Company-wide basis, consistent with the entirety of the Company's business representing a single reportable segment. In prior periods, the Company had reported Investment Management FRE, which was an FRE measure specific to its previously reported Investment Management segment. The Investment Management segment previously bore only operating costs that were directly attributable or otherwise can be subjected to a reasonable and systematic attribution to the investment management business. Company-wide FRE includes all operating costs of the Company as a whole that fall within the definition of FRE. FRE is used to assess the extent to which direct base compensation and core operating expenses are covered by recurring fee revenues in a stabilized investment management business. FRE represents recurring fee revenue, including incentive fees that are not subject to realization events related to underlying fund investments, net of compensation and administrative expenses. Such expenses generally exclude non-cash equity-based compensation, carried interest compensation, and placement fee expense. Also, consistent with DE, FRE excludes non-core items, and presents costs reimbursable by our managed funds on a net basis (as opposed to a gross-up of other income and administrative costs). Where applicable, FRE is adjusted for Start-Up FRE as defined below. Fee revenues earned from consolidated funds and other investment vehicles are eliminated in consolidation. However, because the fees are funded by and earned from third party investors in these consolidated vehicles who represent noncontrolling interests, our allocated share of net income from the consolidated funds and other vehicles is increased by the amount of fees that are eliminated. The elimination of these fees, therefore, does not affect net income (loss) attributable to DBRG. Accordingly, FRE is presented without giving effect to the elimination of fee revenue to the extent such fees meet the definition of FRE. FRE does not include distributed carried interest as these are not recurring revenues and are subject to variability given that they are dependent upon realization events related to underlying fund investments. Placement fees are also excluded from FRE as they are inconsistent in amount and frequency depending upon timing of fundraising for our funds. Other items excluded from FRE include realized principal investment income (loss); and interest, dividend and other income, all of which are not core to the investment management service business. To reflect a stabilized investment management business, FRE is further adjusted to exclude Start-Up FRE, where applicable. Start-Up FRE is FRE associated with new investment strategies that have 1) not yet held a first close raising FEEUM; or 2) not yet achieved break-even FRE only for investment products that may be terminated solely at the Company’s discretion. The Company regularly evaluates new investment strategies and exclude Start-Up FRE until such time a new strategy is determined to form part of the Company’s core investment management business. We believe that FRE is a useful measure to investors as it reflects the Company’s profitability based upon recurring fee streams that are not subject to realization events related to underlying fund investments, and without the effects of income taxes, leverage, non-cash expenses, income (loss) items that are unrealized and other items that may not be indicative of core operating results in an investment management service business.

34 IMPORTANT NOTE REGARDING NON-GAAP FINANCIAL MEASURES (CONTINUED) Distributable Earnings (“DE”): DE generally represents the net realized earnings of the Company and is an indicative measure used by the Company to assess ongoing operating performance and in making decisions related to distributions and reinvestments. Accordingly, we believe DE provides investors and analysts transparency into the measure of performance used by the Company in its decision making. DE is an after-tax measure that reflects the ongoing operating performance of the Company’s core business by including earnings that are realized and generally excluding non-cash expenses, other income (loss) items that are unrealized and items that may not be indicative of core operating results. Realized earnings included in DE are generally comprised of fee revenue, including all incentive fees, realized principal investment income (loss), distributed carried interest, interest and dividend income. Income (loss) on principal investments is realized when the Company redeems all or a portion of its investment or when the Company receives or is due income such as dividends, interest or distributions of income. The following items are excluded from DE: transaction-related costs; non-core items; other gain (loss); unrealized principal investment income (loss); non-cash depreciation and amortization expense, non-cash impairment charges (if any); amortization of deferred financing costs, debt premiums and discounts; our share of unrealized carried interest allocation, net of associated expense; non-cash equity-based compensation costs; and preferred stock redemption gain (loss). Transaction-related costs are incurred in connection with acquisitions, including legal costs post-acquisition, and costs of unconsummated transactions. Non-core items primarily include acquisition-related compensation and certain severance costs, as well as litigation and settlement-related matters, which are presented within compensation expense—cash and equity-based, administrative and other expenses, and other gain (loss), net on GAAP income statement. These costs, along with certain other gain (loss) amounts, are excluded from DE as they are related to discrete items, are not considered part of our ongoing operating cost structure, and are not reflective of our core operating performance. Other items excluded from DE are generally non-cash in nature, including income (loss) items that are unrealized, or otherwise do not represent current or future cash obligations such as amortization of deferred financing costs and straight-line lease adjustment. These items are excluded from DE as they do not contribute to the measurement of DE as a net realized earnings measure that is used in decision making related to distributions and reinvestments. Income taxes applied in the determination of DE generally represents GAAP income tax related to continued operations, and includes the benefit of deductions available to the Company on certain expense items excluded from DE (for example, equity-based compensation). As the income tax benefit arising from these excluded expense items do affect actual income tax paid or payable by the Company in any one period, the Company believes their inclusion in DE is appropriate to more accurately reflect amounts available for distribution.

35 DEFINITIONS Assets Under Management (“AUM”) AUM represents the total capital for which we provide investment management services and general partner capital. AUM is generally composed of third party capital managed by the Company and its affiliates, including capital that is not yet fee earning, or not subject to fees and/or carried interest; and our general partner and general partner affiliate capital committed to our funds. AUM is largely based upon invested capital as of the reporting date, including capital funded through third party financing; and committed capital for funds in their commitment stage. Our AUM is not based upon any definition that may be set forth in the governing documents of our managed funds or other investment vehicles, and not calculated pursuant to any regulatory definition. Fee-Earning Equity Under Management (“FEEUM”) FEEUM represents the total capital managed by the Company and its affiliates that earns management fees and/or incentive fees or carried interest. FEEUM is generally based upon committed capital, invested capital, NAV or GAV, pursuant to the terms of each underlying investment management agreement. Fee Related Earnings Margin % ("FRE Margin %") FRE Margin % represents FRE divided by FRE fee revenue. GP Affiliated Investments GP Affiliated Investments represent principal investments in DBRG’s sponsored funds as general partner and as an affiliate of the general partner, and to a lesser extent, other investments associated with DBRG’s investment management business, including warehoused investments and CLO subordinated notes, but excluding carried interest allocation. Investments that are considered to be non-core to DBRG’s investment management business are excluded. Operating Company or OP DigitalBridge Operating Company, LLC, the operating partnership through which DBRG conducts all of its activities and holds substantially all of its assets and liabilities. OP share Represents the Company’s interest through the Operating Company and excludes redeemable noncontrolling interests and noncontrolling interests in investment entities.. Future FEEUM Represents fee eligible capital to be activated upon future deployment. Future FEEUM may not be achieved if all fee eligible capital is not fully activated. Run-Rate FEEUM Represents FEEUM plus Future FEEUM. Run-Rate Fee Revenue Calculated as Run-Rate FEEUM multiplied by the blended average fee rate as of the most recent reporting period. Run-rate Fee Revenue may not be achieved if Future FEEUM is not achieved

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